Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value US$0.0001 per share, of Uxin Limited, a Cayman Islands exempt company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2020.

Jeneration Capital Master Fund

By:	/s/ Jimmy Ching-Hsin Chang
Name: Jimmy Ching-Hsin Chang
Title: Authorized signatory

Jeneration Capital GP

By:	/s/ Jimmy Ching-Hsin Chang
Name: Jimmy Ching-Hsin Chang
Title: Authorized signatory

Jeneration Capital Partners L.P.
By: Jeneration Capital GP, its general partner

By:	/s/ Jimmy Ching-Hsin Chang
Name: Jimmy Ching-Hsin Chang
Title: Authorized signatory

JenCap UX

By:	/s/ Jimmy Ching-Hsin Chang
Name: Jimmy Ching-Hsin Chang
Title: Authorized signatory

JenCap UX II Plus LLC

By:	/s/ Jimmy Ching-Hsin Chang
Name: Jimmy Ching-Hsin Chang
Title: Authorized signatory

JenCap UX III

By:	/s/ Jimmy Ching-Hsin Chang
Name: Jimmy Ching-Hsin Chang
Title: Authorized signatory

Jeneration Capital Management

By:	/s/ Jimmy Ching-Hsin Chang
Name: Jimmy Ching-Hsin Chang
Title: Authorized signatory

/s/ Jimmy Ching-Hsin Chang
Jimmy Ching-Hsin Chang

[Signature Page to 13G Joint Filing Agreement]